UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

MOUNTAIN NATIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-49912	75-3036312
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 East Main Street, Sevierville, Tennessee	37862
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 428-7990

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of shareholders (the “Annual Meeting”) of Mountain National Bancshares, Inc., a Tennessee corporation (the “Company”), was held on May 18, 2010. At the Annual Meeting, three Class I directors were elected to hold office for a term of three (3) years and until their successors are duly elected and qualified. In addition, at the Annual Meeting, the shareholders approved an amendment to the Company’s charter to authorize a class of blank check preferred stock and ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The final voting results of the director elections, the charter amendment proposal and ratification proposal, which were described in more detail in the definitive proxy statement delivered to the Company’s shareholders in connection with the Annual Meeting and filed with the Securities and Exchange Commission on April 6, 2010, are set forth below.

1. The nominees for election to the Board of Directors were elected based upon the following tabulation:

			Broker Non-
	For	Withheld	Votes
Gary A. Helton	1,418,764.5	118,858.0	4,542.0
Jeffrey J. Monson	1,420,293.5	118,858.0	4,542.0
Charlie R. Johnson	1,410,157.0	118,858.0	4,542.0

In addition to the foregoing directors, the remaining directors not up for re-election at the Annual Meeting continue to serve on the Board of Directors

2. The amendment to the Company’s charter to authorize a class of blank check preferred stock was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
1,290,871	165,994	78,398	4,542

3. The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
1,762,596	22,347	34,321	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN NATIONAL BANCSHARES, INC.

By:	/s/ Dwight B. Grizzell
Name: Dwight B. Grizzell Title: President and Chief Executive Officer

Date: May 20, 2010